Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We, Conley CPA Group, PLLC., consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 30, 2004, in the registration statement (Form SB-2) and related prospectus of MVB Financial Corp., for the registration of 500,000 shares of its common stock.

Conley CPA Group, PLLC

By:	/s/ DONALD R. CONLEY

March 18, 2005